Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of QNB Corp. (the Corporation) for the period ended March 31, 2007, as filed with the Securities and Exchange Commission (the Report), I, Bret H. Krevolin, Chief Financial Officer, of the Corporation, certify, pursuant to 18 U.S.C. §1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: June 4, 2007	By: /s/ Bret H. Krevolin Bret H. Krevolin Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to QNB Corp. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.